Exhibit 99.1

Luna Innovations Incorporated Reports Third Quarter 2016 Financial Results
Net loss for the third quarter of 2016 improved by 44%, or $0.4 million, compared to the third quarter of 2015. Adjusted EBITDA improved in the third quarter of 2016 by 84%, or $0.3 million, compared to the third quarter of 2015.

(ROANOKE, VA, November 9, 2016) – Luna Innovations Incorporated (NASDAQ: LUNA) today announced its financial results for the three and nine months ended September 30, 2016.

For the three months ended September 30, 2016, revenues increased by $1.4 million, net loss improved by $0.4 million, and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") increased by $0.3 million, compared to the three months ended September 30, 2015. A reconciliation of net loss to Adjusted EBITDA can be found in the schedules included in this release.
“We are extremely pleased with our continued improvement in operating results as we remain keenly focused on driving our operations to profitability," said My Chung, president and chief executive officer of Luna. "The third quarter showed increasing demand for our ODiSI systems for the measurement of strain in composite materials, and our recently announced new orders for 100G coherent receivers provides additional momentum for growth in the fourth quarter. We believe that these factors continue to validate our focus on high speed optical receivers and our ODiSI platform as the two key strategic initiatives that, along with our continued aggressive management of operating expenses, will provide significant enhanced value to our customers and to our stockholders."
Third Quarter Financial Summary

Total revenues for the three months ended September 30, 2016 were $14.6 million compared to $13.2 million for the three months ended September 30, 2015, representing an 11% growth year over year. Product and licensing revenues grew to $10.3 million for the three months ended September 30, 2016, compared to $9.9 million for the three months ended September 30, 2015. Technology development revenues were $4.3 million for the three months ended September 30, 2016, compared to $3.3 million for the three months ended September 30, 2015.
Gross profit increased to $5.6 million for the three months ended September 30, 2016, compared to gross profit of $5.0 million for the three months ended September 30, 2015. Overall gross margin remained consistent, as gross profit was 38% of total revenues in each period.
Selling, general and administrative expenses were $4.6 million for the three months ended September 30, 2016, compared to $4.2 million for the three months ended September 30, 2015.
Research, development and engineering expenses decreased to $1.4 million for the third quarter of 2016 compared to $1.5 million for the third quarter of 2015.
Operating loss improved to $(0.4) million for the three months ended September 30, 2016, compared to an operating loss of $(0.7) million for the three months ended September 30, 2015. Net loss attributable to common stockholders improved to $(0.5) million for the three months ended September 30, 2016, compared to a net loss attributable to common stockholders of $(0.8) million for the three months ended September 30, 2015. Adjusted EBITDA improved to $0.7 million for the three months ended September 30, 2016, compared to $0.4 million for the three months ended September 30, 2015.

Year to Date Financial Summary
For the nine months ended September 30, 2016, total revenues were $43.3 million compared to $28.6 million for the nine months ended September 30, 2015. Total revenues of $43.3 million for the nine months ended September 30, 2016 reflect an increase of 16% compared to total combined revenues of $37.4 million for Luna and Advanced Photonix, Inc. ("API") for the nine months ended September 30, 2015.
Gross profit increased to $15.6 million, or 36% of total revenues, for the nine months ended September 30, 2016, compared to $11.5 million, or 40% of total revenues, for the nine months ended September 30, 2015. The decline in the gross margin percentage is attributable to a greater proportion of revenues being generated from the sales of HSOR products, which typically carry a lower gross margin than the test & measurement products of Luna's historical business.
Selling, general and administrative expenses decreased to $13.8 million for the nine months ended September 30, 2016, compared to $13.9 million for the nine months ended September 30, 2015. Selling, general and administrative expenses for the nine months ended September 30, 2015 included $3.6 million of non-recurring merger-related expenses. Research, development and engineering expenses were $4.2 million for the nine months ended September 30, 2016, compared to $3.0 million for the nine months ended September 30, 2015. The operations of API were not included in our operating expenses prior to the closing of our merger on May 8, 2015, resulting in this overall increase in our operating expenses year over year.
Net loss attributable to common stockholders was $(2.8) million for the nine months ended September 30, 2016, compared to net loss attributable to common stockholders of $(5.7) million for the nine months ended September 30, 2015. Adjusted EBITDA improved to $1.0 million for the nine months ended September 30, 2016, compared to $0.6 million for the nine months ended September 30, 2015.

Non-GAAP Measures
In evaluating the operating performance of its business, Luna’s management considers Adjusted EBITDA, which excludes certain charges and credits that are required by generally accepted accounting principles (“GAAP”). Adjusted EBITDA provides useful information to both management and investors by excluding the effect of certain non-cash expenses and items that Luna believes may not be indicative of its operating performance, because either they are unusual and Luna does not expect them to recur in the ordinary course of its business or they are unrelated to the ongoing operation of the business in the ordinary course, including expenses incurred in connection with Luna's merger with API. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. Adjusted EBITDA has been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.
Conference Call Information
As previously announced, Luna will conduct an investor conference call at 5:00 p.m. (EST) today to discuss its financial results for the three and nine months ended September 30, 2016, and recent business developments. The call can be accessed by dialing 844.578.9643 domestically or 270.823.1522 internationally prior to the start of the call. The participant access code is 10059845. Investors are advised to dial in at least five minutes prior to the call to register. The conference call will also be webcast live over the Internet. The webcast can be accessed by logging on to the “Investor Relations” section of the Luna website, www.lunainc.com, prior to the event. The webcast will be archived under the “Webcasts and Presentations” section of the Luna website for at least 30 days following the conference call.
About Luna
Luna Innovations Incorporated (www.lunainc.com) is a leader in optical technology, providing unique capabilities in high speed optoelectronics and high performance fiber optic test products for the telecommunications industry and distributed fiber optic sensing for the aerospace and automotive industries. Luna is organized into two business segments, which work closely together to turn ideas into products: a Technology Development segment and a Products and Licensing segment. Luna's business model is designed to accelerate the process of bringing new and innovative technologies to market.

Forward-Looking Statements

The statements in this release that are not historical facts constitute “forward-looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include Luna's expectations regarding Luna’s future financial performance and potential growth opportunities. Management cautions the reader that these forward-looking statements are only predictions and are subject to a number of both known and unknown risks and uncertainties, and actual results, performance, and/or achievements of Luna may differ materially from the future results, performance, and/or achievements expressed or implied by these forward-looking statements as a result of a number of factors. These factors include, without limitation, failure of demand for Luna's products and services to meet expectations, technological challenges and those risks and uncertainties set forth in Luna’s periodic reports and other filings with the Securities and Exchange Commission ("SEC"). Such filings are available on the SEC’s website at www.sec.gov and on Luna’s website at www.lunainc.com. The statements made in this release are based on information available to Luna as of the date of this release and Luna undertakes no obligation to update any of the forward-looking statements after the date of this release.

Luna Innovations Incorporated
Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Revenues:
Technology development	$4,312,372	$3,277,442	$12,173,016	$9,881,228
Products and licensing	10,306,548	9,927,788	31,079,821	18,688,852
Total revenues	14,618,920	13,205,230	43,252,837	28,570,080
Cost of revenues:
Technology development	3,106,098	2,558,987	9,167,380	7,218,757
Products and licensing	5,903,522	5,667,170	18,461,702	9,886,557
Total cost of revenues	9,009,620	8,226,157	27,629,082	17,105,314
Gross profit	5,609,300	4,979,073	15,623,755	11,464,766
Operating expense:
Selling, general and administrative	4,567,168	4,210,718	13,793,051	13,916,545
Research, development and engineering	1,403,678	1,491,096	4,194,824	2,982,451
Total operating expense	5,970,846	5,701,814	17,987,875	16,898,996
Operating loss	(361,546)	(722,741)	(2,364,120)	(5,434,230)
Other income (expense):
Other (expense) income, net	(231)	14,765	(36,940)	(7,602)
Interest expense	(73,599)	(77,417)	(238,689)	(136,520)
Total other expense	(73,830)	(62,652)	(275,629)	(144,122)
Loss before income taxes	(435,376)	(785,393)	(2,639,749)	(5,578,352)
Income tax expense	9,702	16,296	35,877	19,104
Net loss	(445,078)	(801,689)	(2,675,626)	(5,597,456)
Preferred stock dividend	28,941	18,217	74,731	64,798
Net loss attributable to common stockholders	$(474,019)	$(819,906)	$(2,750,357)	$(5,662,254)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.02)	$(0.03)	$(0.10)	$(0.26)
Weighted average common shares and common equivalent shares outstanding:
Basic and diluted	27,605,028	27,393,392	27,531,730	21,530,315

Luna Innovations Incorporated
Consolidated Balance Sheets

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,183,151	$17,464,040
Accounts receivable, net	11,976,920	11,034,557
Inventory	7,898,724	8,863,167
Prepaid expenses and other current assets	1,770,071	1,388,439
Total current assets	34,828,866	38,750,203
Property and equipment, net	7,112,535	6,614,238
Intangible assets, net	9,053,931	10,404,312
Goodwill	2,348,331	2,274,112
Other assets	88,948	88,948
Total assets	$53,432,611	$58,131,813
Liabilities and stockholders’ equity
Liabilities:
Current Liabilities:
Current portion of long-term debt obligations	$1,833,333	$1,833,333
Current portion of capital lease obligations	50,926	31,459
Accounts payable	3,257,014	4,054,425
Accrued liabilities	8,220,339	8,304,686
Deferred revenue	988,888	1,109,759
Total current liabilities	14,350,500	15,333,662
Long-term deferred rent	1,440,146	1,564,229
Long-term debt obligations	2,916,667	4,291,667
Long-term capital lease obligations	128,612	35,237
Total liabilities	18,835,925	21,224,795
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001, 1,321,514 shares authorized, issued and outstanding at September 30, 2016 and December 31, 2015	1,322	1,322
Common stock, par value $0.001, 100,000,000 shares authorized, 27,982,877 and 27,644,832 shares issued, 27,542,401 and 27,477,181 shares outstanding at September 30, 2016 and December 31, 2015	28,262	28,178
Treasury stock at cost, 440,427 and 167,652 shares at September 30, 2016 and December 31, 2015	(509,994)	(184,934)
Additional paid-in capital	82,226,909	81,461,907
Accumulated deficit	(47,149,813)	(44,399,455)
Total stockholders’ equity	34,596,686	36,907,018
Total liabilities and stockholders’ equity	$53,432,611	$58,131,813

Luna Innovations Incorporated
Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2016	2015
	(unaudited)
Cash flows used in operating activities
Net loss	$(2,675,626)	$(5,597,456)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,759,877	1,548,808
Share-based compensation	665,354	846,727
Bad debt expense	255,522	10,375
Change in assets and liabilities
Accounts receivable	(1,197,885)	(328,061)
Inventory	964,443	(1,426,968)
Other current assets	(381,632)	(396,671)
Accounts payable and accrued expenses	(1,055,060)	(897,163)
Deferred revenue	(120,871)	(72,107)
Net cash used in operating activities	(785,878)	(6,312,516)
Cash flows (used in) provided by investing activities
Acquisition of property and equipment	(1,433,260)	(387,508)
Intangible property costs	(317,287)	(237,245)
Cash acquired in business combination	—	374,517
Net cash used in investing activities	(1,750,547)	(250,236)
Cash flows (used in) provided by financing activities
Payments on capital lease obligations	(44,404)	(56,629)
Payments of debt obligations	(1,375,000)	(6,337,355)
Repurchase of common stock	(325,060)	(152,713)
Proceeds from term loan	—	6,000,000
Proceeds from the exercise of options	—	82,516
Net cash used in financing activities	(1,744,464)	(464,181)
Net decrease in cash or cash equivalents	(4,280,889)	(7,026,933)
Cash and cash equivalents-beginning of period	17,464,040	14,116,969
Cash and cash equivalents-end of period	$13,183,151	$7,090,036

Luna Innovations Incorporated
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net loss	$(445,078)	$(801,689)	$(2,675,626)	$(5,597,456)
Interest expense	73,599	77,417	238,689	136,520
Tax expense	9,702	16,296	35,877	19,104
Depreciation and amortization	898,274	724,557	2,759,877	1,548,808
EBITDA	536,497	16,581	358,817	(3,893,024)
Share-based compensation	200,326	275,288	665,354	846,727
Non-recurring merger-related charges	—	107,677	—	3,649,179
Adjusted EBITDA	$736,823	$399,546	$1,024,171	$602,882
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Investor Contact:
Dale Messick, CFO
Luna Innovations Incorporated
Phone: 1.540.769.8400
Email: IR@lunainc.com